BlackRock MuniYield California Insured Fund, Inc.

FILE #811-06692

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/1/2006	IDEARC INC	2,850,000,000	10,700,000

J.P. Morgan Securities Inc.; Bear, Stearns & Co. Inc.; Banc of America Securities LLC; Barclays Capital Inc.; Citigroup Global Markets Inc.; ABN AMRO Incorporated; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Greenwich Capital Markets, Inc.; Lehman Brothers Inc.; Mitsubishi UFJ Securities International plc; RBC Capital Markets Corporation; UBS Securities LLC; Wachovia Capital Markets, LLC

12/7/2006	FORD MOTOR COMPANY	4,500,000,000	5,710,000

Citigroup Global Markets Inc.; Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Deutsche Bank Securities Inc.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; BNP Paribas Securities Corp.; HSBC Securities (USA) Inc.; The Royal Bank of Scotland plc; ABN AMRO Rothschild LLC; Barclays Capital Inc.; Credit Suisse Securities (USA) LLC; UBS Securities LLC; Scotia Capital (USA) Inc.; Bear, Stearns & Co. Inc.; Calyon Securities (USA) Inc.; Comerica Securities, Inc.; Dresdner Kleinwort Wasserstein Securities LLC; Harris Nesbitt Corp.; BNY Capital Markets, Inc.; Fortis Securities LLC; PNC Capital Markets, Inc.; Wells Fargo Securities, LLC

BLACKROCK Bond Fund, Inc.:

BlackRock High Income Fund

FILE #811-21434

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
1/09/2007	INTELSAT (BERMUDA)	600,000,000	3,900,000	Deutsche Bank Securities; Lehman Brothers; Citigroup; Credit Suisse; Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Merrill Lynch & Co.; BNP Paribas; JPMorgan; RBS Greenwich Capital
1/18/2007	OPEN SOLUTIONS INC	325,000,000	1,980,000	Wachovia Securities; JPMorgan; Merrill Lynch & Co.; GE Capital Markets, Inc.
2/1/2007	YANKEE ACQUISTION CORP	200,000,000	1,300,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
2/1/2007	YANKEE ACQUISTION CORP	325,000,000	1,050,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
2/22/2007	AMERICAN AXLE & MANUFACTURING INC	300,000,000	1,820,000

J.P. Morgan Securities Inc.; Banc of America Securities LLC; ABN AMRO Incorporated; Wachovia Capital Markets, LLC.; BNP Paribas Securities Corp.; Comerica Securities, Inc.; KeyBanc Capital Markets, a division of McDonald Investment Inc.; Lazard Capital Markets LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Mizuho Securities USA Inc.; Piper Jaffray & Co.; SunTrust Capital Markets, Inc.

3/07/2007	GENERAL NUTRITION CENTERS INC.	300,000,000	8,340,000	J.P. Morgan Securities Inc.; Goldman, Sachs & Co.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; BNP Paribas Securities Corp.; UBS Securities LLC

BLACKROCK Bond Fund, Inc.:

BlackRock High Income Fund

FILE #811-21434

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/13/2007	SMURFIT-STONE CONTAINER ENTERPRISE	675,000,000	3,910,000

Deutsche Bank Securities Inc.; Banc of America Securities LLC; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; UBS Securities LLC; BNY Capital Markets, Inc.; Goldman, Sachs & Co.; Scotia Capital (USA) Inc.; SG Americas Securities, LLC; Wachovia Capital Markets, LLC

3/14/2007	FREEPORT-MCMORAN C&G	3,500,000,000	15,290,000

J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; HSBC Securities (USA) Inc.; Scotia Capital (USA) Inc.; UBS Securities LLC; ANZ Securities, Inc.; BNP Paribas Securities Corp.; Calyon Securities (USA) Inc.; Daiwa Securities SMBC Europe Limited; Greenwich Capital Markets, Inc.; HVB Capital Markets, Inc.; ING Financial Markets LLC; Mitsubishi UFJ Securities International plc; Mizuho Securities USA, Inc.; Natexis Bleichroeder Inc.; RBC Capital Markets Corporation; SG Americas Securities, LLC; Standard Chartered Bank; WestLB AG, London Branch

BLACKROCK Bond Fund, Inc.:

BlackRock High Income Fund

FILE #811-21434

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/14/2007	FREEPORT-MCMORAN C&G	1,000,000,000	7,800,000

J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; HSBC Securities (USA) Inc.; Scotia Capital (USA) Inc.; UBS Securities LLC; ANZ Securities, Inc.; BNP Paribas Securities Corp.; Calyon Securities (USA) Inc.; Daiwa Securities SMBC Europe Limited; Greenwich Capital Markets, Inc.; HVB Capital Markets, Inc.; ING Financial Markets LLC; Mitsubishi UFJ Securities International plc; Mizuho Securities USA, Inc.; Natexis Bleichroeder Inc.; RBC Capital Markets Corporation; SG Americas Securities, LLC; Standard Chartered Bank; WestLB AG, London Branch